EXHIBIT 5.1
[Letterhead of Sullivan & Cromwell LLP]

September 9, 2022
Vector Group Ltd.,
4400 Biscayne Boulevard,
Miami, Florida 33137

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $0.10 per share (the “Common Stock”), of Vector Group Ltd., a Delaware corporation (the “Company”); (ii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (iii) depositary shares or depositary receipts representing Preferred Stock (the “Depositary Shares”); (iv) debt securities of the Company (the “Debt Securities”); (v) guarantees of Debt Securities of the Company (the “Guarantees”) by 100 Maple LLC, a Delaware limited liability company, Eve Holdings LLC, a Delaware limited liability company, Liggett & Myers Holdings Inc., a Delaware corporation, Liggett Group LLC, a Delaware limited liability company, Liggett Vector Brands LLC, a Delaware limited liability company, Vector Tobacco LLC, a Virginia limited liability company, VGR Holding LLC, a Delaware limited liability company, and Zoom E-Cigs LLC, a Delaware limited liability company (collectively, the “Guarantors”); (vi) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”); (vii) rights to purchase Securities (as defined below) of the Company (the “Rights”); (viii) purchase contracts of the Company with respect to Securities of the Company or securities of an unaffiliated entity (the “Purchase Contracts”); and (ix) units of the Company comprised of Securities (the “Units,” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Warrants, the Rights and the Purchase Contracts, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination it is our opinion that:

(1)When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Common Stock will be validly issued, fully paid and nonassessable.

(2)When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors which is not less than the par value thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3)When the Registration Statement has become effective under the Act, the deposit agreements (each, a “Deposit Agreement”) between the Company and the entities selected as depositary (each, a “Depositary”) relating to the relevant Depositary Shares have been duly authorized, executed, and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law, the Company has deposited with the Depositary shares of Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, and fully paid, and the Depositary Shares have been duly authorized, executed and authenticated in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Depositary Shares will constitute valid and legally binding obligations of the Company and will entitle the persons in whose names such Depositary Shares are registered to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)When the Registration Statement has become effective under the Act, the relevant Indenture relating to the Guarantees has been duly executed and delivered, the terms of such Guarantees and of their issuance and sale have been duly established in conformity with the relevant Indenture and such Guarantees and the corresponding Debt Securities have been duly authorized, executed and authenticated in accordance with the relevant Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, the Guarantees will constitute valid and legally binding obligations of the Guarantors, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6)When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) have been duly established and the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7)Assuming that the Board of Directors of the Company, after fully informing itself with respect to the rights agreement under which the Rights are to be issued (the “Rights Agreement”) and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the parties to the Rights Agreement, then when the Registration Statement has become effective under the Act and the Securities have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Securities will be validly issued.

(8)When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued have been duly established and such governing documents have been duly executed and delivered by the parties thereto, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(9)When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the Units are to be issued (the “Unit Agreement”) have been duly established and the Unit Agreement has been duly executed and delivered by the parties thereto, the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Units have been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraph (5) above, we have assumed that at the time of the Guarantee by Vector Tobacco LLC, such Guarantee will be validly authorized, executed, and delivered in accordance with Virginia law. We have further assumed the matters set forth in the opinion of The Law Offices of Vaughan & Vaughan, P.C., dated September 9, 2022, as to matters of Virginia law.

In connection with our opinion set forth in paragraph (7) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

In connection with our opinion set forth in paragraphs (1) through (9) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security, the authorization of the Securities will not have been modified or rescinded and, with respect to each Security, that such Security will conform to the draft forms of the Securities examined by us.

In connection with our opinion set forth in paragraphs (1) through (9) above, we have assumed that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and that the issuance, sale and delivery of such Security, all of the terms of such Security and the performance by the Company of its obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument then binding upon the Company.

In connection with our opinion set forth in paragraphs (1) through (9) above, we have assumed with respect to each particular Security that the inclusion of any alternative or additional terms in such Security that are not currently specified in the draft forms of Securities examined by us would not require the Company to obtain any regulatory consent, authorization or approval or make any regulatory filing in order for the Company to issue, sell and deliver such Security.

We further note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that (i) the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and certain of its subsidiaries that may issue the Guarantees, (ii) that the signatures on documents examined by us are genuine, and (iii) with respect to the Guarantees, each party organized in a jurisdiction other than Delaware has been duly organized and validly existing and is an existing entity under the laws of its jurisdiction of organization. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP